Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form F-3 (Registration Statement No. 333-118644) and Amendment No. 2 to the Registration Statement on Form F-3 (Registration Statement No. 333-92044) of Petróleo Brasileiro S.A. – PETROBRAS (the “Company”) and Petrobras International Finance Company of our report dated February 13, 2003, with respect to the consolidated financial statements for the year ended December 31, 2002 of the Company and subsidiaries, which appears in the 2004 Annual Report on Form 20-F filed with the Securities and Exchange Commission on June 30, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers Auditores lndependentes

Rio de Janeiro, RJ - Brazil

July 13, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form F-3 (Registration Statement No. 333-118644) and Amendment No. 2 to the Registration Statement on Form F-3 (Registration Statement No. 333-92044) of Petrobras International Finance Company (“PIFCO”) and Petróleo Brasileiro S.A. – PETROBRAS of our report dated February 13, 2003, with respect to the financial statements for the year ended December 31, 2002 of PIFCO, which appears in the 2004 Annual Report on Form 20-F filed with the Securities and Exchange Commission on June 30, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes

Rio de Janeiro, RJ - Brazil

July 13, 2005